INVESTMENT PARTNERS – TERM SHEET

THIS TERM SHEET is made the 18th day of November 2011.

ZENTRIC, INC. a company incorporated in the state of Nevada, USA with its registered office at 346 Kings Way, South Melbourne, Victoria, 3205, Australia ("**ZENTRIC**")

And

COMMERCE KING LIMITED, a company incorporated in Hong Kong SAR, China with its registered office at 12/F Ruttonjee House, 11 Duddell Street, Central, Hong Kong ("**COMMERCE**")

And

LIGHTWAY AUSTRALIA PTY LTD, a company incorporated in Australia with its registered office at Unit 8/19 Enterprise Drive, Bundoora, Victoria 3083 ("**LIGHTWAY**")

Item	Details
ZENTRIC SOLAR, INC. a newly incorporated company in the state of Arizona, USA with its registered office at 8040 E. Morgan Trail, Unit 18, Scottsdale, AZ 85258, US ("**Company**")	ZENTRIC is the lead promoter of this strategic solar investment project. All parties have agreed to incorporate a new company in Arizona, US in order to facilitate the role as Engineering, Procurement and Construction ("EPC") company based in US. This newly incorporated company will be jointly owned by the following three shareholders on a non-dilute bases: ZENTRIC – 35% (3,500,000 common stock) COMMERCE – 5% (500,000 common stock) LIGHTWAY – 60% (6,000,000 common stock) A total of 10,000,000 common stocks be authorized and issued
US Regulatory approvals	ZENTRIC will use their best efforts to satisfy all professional and regulatory requirements in accordance with the timeframe indicated. This includes the incorporation of ZENTRIC SOLAR, INC. to facilitate the development of new solar related business.
Board Structure & Management	Both ZENTRIC and LIGHTWAY will each nominate a member onto the board of the Company.
Bank Accounts & Signatory	ZENTRIC will nominate Mr. William TIEN as one of the dual signatory for on behalf as the shareholders of the Company and LIGHTWAY will nominate Mr. David CHU as the other signatory.

Item	Details
First Rights & Options	All parties agreed that the first right of sale to any portion of the shareholdings in the Company will be offer in writing to the existing shareholders for a limited 30 days before they are sold to a third party.

Signed & Confirmed:		
ZENTRIC, INC.	**LIGHTWAY AUSTRALIA PTY LTD**	**COMMERCE KING LIMITED**
		S. Pj
William TIEN President	David CHU Managing Director	Stephanie JIN Managing Director